Exhibit 99.1

May 2, 2017	Analyst Contact:	Megan Patterson 918-561-5325
	Media Contact:	Brad Borror 918-588-7582

ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

TULSA, Okla. - May 2, 2017 - ONEOK Partners, L.P. (NYSE: OKS) today announced first-quarter 2017 financial results.

SUMMARY

•
First-quarter 2017 net income attributable to ONEOK Partners and adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA) increased 6 and 4 percent, respectively, compared with the first quarter 2016;

•	First-quarter 2017 distribution coverage ratio was 1.10;

•	The natural gas gathering and processing segment’s average fee rate increased to 83 cents in the first quarter 2017, compared with 68 cents in the first quarter 2016; and

•	The natural gas liquids segment connected three new third-party natural gas processing plants to its natural gas liquids (NGL) system in the first quarter 2017.

FIRST-QUARTER 2017 FINANCIAL HIGHLIGHTS

	Three Months Ended
	March 31,
ONEOK Partners	2017	2016
	(Millions of dollars, except per unit and coverage ratio amounts)
Net income attributable to ONEOK Partners	$269.1	$253.5
Net income per limited partner unit	$0.57	$0.52
Adjusted EBITDA (a)	$464.2	$444.6
DCF (a)	$355.4	$347.6
Distribution coverage ratio (a)	1.10	1.06
(a) Adjusted EBITDA; distributable cash flow (DCF); and distribution coverage ratio are non-GAAP measures. Reconciliations to relevant GAAP measures are attached to this news release.
“All three of our business segments reported higher first-quarter adjusted EBITDA compared with the same period last year, driven by increased fee-based services across the partnership’s footprint,” said Terry K. Spencer, president and chief executive officer of ONEOK and ONEOK Partners. “Our performance through the first three months of 2017 and the increased drilling rig activity in the basins we serve has us well-positioned for the remainder of 2017. Severe winter weather in January impacted first-quarter 2017 volumes, primarily in the

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

Williston Basin, but was taken into consideration when setting 2017 expectations. Since January, volumes have recovered and are now averaging above November 2016 levels.
“We’ve seen increased activity across our footprint as producers continue to move drilling rigs into highly-productive areas such as the STACK and SCOOP plays in Oklahoma and the Williston and Permian basins,” Spencer said. “ONEOK Partners holds strong asset positions in all of these areas, where continued growth benefits all three of our business segments.
“We connected three new third-party processing plants to our NGL systems in the first quarter of the year and continue to connect additional wells to our natural gas gathering and processing systems. As these connections ramp up with increasing producer activity, we expect volume increases in the second half of 2017,” added Spencer. “We also expect ethane throughput on our NGL system to increase as demand increases in the second half of the year as new ethane consuming petrochemical plants come online and export facilities increase capacity utilization, providing an even greater impact on 2018 volumes.
“The announced merger transaction with ONEOK positions our businesses for continued growth,” Spencer added. “This transaction represents a great opportunity for current ONEOK shareholders and ONEOK Partners unitholders, who will benefit from a long runway of future development opportunities across our footprint.”
FIRST-QUARTER 2017 FINANCIAL PERFORMANCE

First-quarter 2017 combined operating income and equity in net earnings from investments increased 4 percent compared with the same period in 2016, benefiting from higher average fee rates in the natural gas gathering and processing segment, higher fee-based transportation services in the natural gas pipelines segment, and increased transportation and exchange service volumes and wider location and product price differentials in the natural gas liquids segment. Severe winter weather in January, primarily in the Williston Basin, impacted the natural gas gathering and processing segment’s volumes during the quarter.

Recently completed capital-growth projects in the natural gas pipelines segment, including the joint venture Roadrunner Gas Transmission Pipeline and the WesTex intrastate pipeline expansion, both in the Permian Basin, provided additional fee-based earnings during the quarter.

Ethane rejection levels on the partnership’s NGL system decreased to an average of more than 150,000 barrels per day (bpd) in the first quarter 2017, compared with an average of more than 175,000 bpd during the first quarter of 2016. The partnership expects ethane recovery levels to fluctuate, but generally increase for the remainder of 2017, as ethane supply and demand begin to balance.

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

	Three Months Ended
	March 31,
ONEOK Partners	2017	2016
	(Millions of dollars)
Operating income	$324.4	$318.2
Operating costs	$182.2	$170.4
Depreciation and amortization	$98.6	$93.7
Equity in net earnings from investments	$39.6	$32.9
Adjusted EBITDA	$464.2	$444.6
Capital expenditures	$112.6	$195.9

Higher first-quarter 2017 results primarily benefited from:

•	Higher average fee rates resulting from contract restructuring in the natural gas gathering and processing segment;

•	Higher firm demand charge transportation revenues in the natural gas pipelines segment; and

•	Increased transportation and exchange service volumes and wider location and product price differentials in the natural gas liquids segment.

Operating costs increased in the first quarter 2017 compared with the first quarter 2016 due primarily to increased property taxes in the natural gas liquids and natural gas pipelines segments and higher labor and employee-related costs. ONEOK Partners’ first-quarter 2017 results also include approximately $1.1 million in costs associated with the proposed ONEOK and ONEOK Partners merger transaction.

Capital expenditures decreased in the first three months of 2017 compared with the same period in 2016 due primarily to projects placed in service in 2016 and fewer well connections in the natural gas gathering and processing segment due to the impact of severe winter weather in the Williston Basin in the first quarter 2017.

EARNINGS PRESENTATION AND KEY STATISTICS:

Additional financial and operating information that will be discussed on the first-quarter 2017 conference call is accessible on ONEOK Partners’ website, www.oneokpartners.com, or from the links below.

> View earnings presentation

> View earnings tables

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

ONEOK PARTNERS HIGHLIGHTS:

•	Announcing on Feb. 1, 2017, an agreement under which ONEOK will acquire the outstanding common units of ONEOK Partners it does not already own;

•	Reporting first-quarter 2017 net income attributable to ONEOK Partners and adjusted EBITDA increases of 6 and 4 percent, respectively, compared with the first quarter 2016;

•	Reporting first-quarter 2017 distribution coverage of 1.10 times;

•	Connecting three additional third-party natural gas processing plants - one each in the Permian Basin, Mid-Continent and Rocky Mountain region - to the partnership’s NGL system; and

•	Declaring in April 2017 a first-quarter 2017 distribution of 79 cents per unit, or $3.16 per unit on an annualized basis.

BUSINESS-SEGMENT RESULTS:

Key financial and operating statistics are listed on page 16 in the tables.

Natural Gas Liquids Segment

The natural gas liquids segment’s first-quarter 2017 adjusted EBITDA increased 3 percent compared with the first quarter 2016, primarily benefiting from increased optimization and marketing from wider location price differentials. Recent natural gas processing plant connections, wider product price differentials and increased ethane recovery also contributed to the increase. The segment connected three new third-party natural gas processing plants - one each in the Permian Basin, Mid-Continent and Rocky Mountain region - to its system during the quarter.

NGLs fractionated increased 4 percent and NGLs transported on gathering lines increased 2 percent in the first quarter 2017, compared with the same period in 2016, primarily benefiting from new processing plant connections in the Williston Basin, increased ethane recovery and increased Mid-Continent volumes gathered from the STACK and SCOOP areas.

	Three Months Ended
	March 31,
Natural Gas Liquids Segment	2017	2016
	(Millions of dollars)
Adjusted EBITDA	$278.2	$270.2
Capital expenditures	$20.5	$34.2

The increase in first-quarter 2017 adjusted EBITDA, compared with the first quarter 2016, primarily reflects:

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

•	A $5.3 million increase in optimization and marketing due primarily to wider location price differentials;

•	A $3.9 million increase in transportation and storage services due to higher distribution pipeline volumes and higher storage and terminaling revenue in the Gulf Coast region;

•
A $3.6 million increase due to wider product price differentials, increased exchange-service volumes from recently connected natural gas processing plants primarily in the Williston Basin, increased ethane recovery and increased volumes gathered in the STACK and SCOOP areas, offset partially by decreased volumes gathered from the Barnett Shale and lower rates on the West Texas LPG system; offset partially by

•	A $5.5 million increase in operating costs due primarily to higher property taxes and higher employee-related costs.

Natural Gas Gathering and Processing Segment

The natural gas gathering and processing segment’s first-quarter 2017 adjusted EBITDA increased 4 percent compared with the first quarter 2016 due primarily to higher fee-based revenues from restructured contracts.

The segment’s average fee rate for the first quarter 2017 was 83 cents, compared with 68 cents in the first quarter 2016, a 22 percent increase.

Severe winter weather and natural production declines on existing wells impacted natural gas volumes in the first quarter 2017. Natural gas volumes processed decreased approximately 4 percent compared with the same period last year.

	Three Months Ended
	March 31,
Natural Gas Gathering and Processing Segment	2017	2016
	(Millions of dollars)
Adjusted EBITDA	$104.0	$100.0
Capital expenditures	$63.2	$141.5

First-quarter 2017 adjusted EBITDA increased, compared with the first quarter 2016, which primarily reflects:

•
A $19.8 million increase due primarily to restructured contracts resulting in higher average fee rates, offset partially by a lower percentage of proceeds (POP) retained from the sale of commodities purchased under POP with fee contracts; offset partially by

•	A $10.2 million decrease due primarily to lower volumes as a result of severe winter weather in the first quarter of 2017;

•	A $2.4 million decrease due primarily to lower realized natural gas prices; and

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

•	A $2.2 million increase in operating costs due primarily to increased labor and higher employee-related costs, partially offset by lower outside service expenses.

The following table contains equity-volume information for the periods indicated:

	Three Months Ended
	March 31,
Equity-Volume Information (a)	2017	2016
NGL sales - including ethane (MBbl/d)	9.8	16.4
Condensate sales (MBbl/d)	3.1	2.7
Residue natural gas sales (BBtu/d)	71.1	83.8
(a) - Includes volumes for consolidated entities only.

The partnership’s equity NGL and natural gas volumes decreased in the first quarter 2017, compared with the first quarter 2016, due to contract restructuring efforts and the impact of severe winter weather in the first quarter 2017.

Natural Gas Pipelines Segment

The natural gas pipelines segment’s first-quarter 2017 adjusted EBITDA increased 12 percent, compared with the same period in 2016, driven by higher fee-based earnings from transportation services due to increased firm demand charge contracted capacity. Recently completed capital-growth projects including the partnership’s joint venture Roadrunner Gas Transmission Pipeline and the WesTex intrastate pipeline expansion, both in the Permian Basin, provide additional fee-based earnings and expand the partnership’s connectivity of producers with end-use markets in one of the most active basins in the country.

Construction is in progress on a 100 million cubic feet per day (MMcf/d) westbound expansion of the partnership’s ONEOK Gas Transmission (OGT) Pipeline out of the STACK play in Oklahoma and on a 22-mile, 55 MMcf/d OGT pipeline that will provide transportation and storage services to a third-party electric generation plant near Oklahoma City, Oklahoma. The electric generation plant connection project is expected to be complete in the third quarter 2017 and the OGT expansion is expected to be complete in the second quarter 2018. Both projects are supported by long-term, firm fee-based agreements.

	Three Months Ended
	March 31,
Natural Gas Pipelines Segment	2017	2016
	(Millions of dollars)
Adjusted EBITDA	$83.0	$74.3
Capital expenditures	$25.0	$17.9

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

First-quarter 2017 adjusted EBITDA increased, compared with the first quarter 2016, which primarily reflects:

•	A $9.9 million increase from higher transportation services due primarily to increased firm demand charge capacity contracted; and

•	A $6.4 million increase in equity in net earnings from investments due primarily to higher firm transportation revenues on the Roadrunner pipeline; offset partially by

•	A $4.3 million increase in operating costs due primarily to higher property taxes and higher employee-related costs; and

•	A $3.0 million decrease due to gains on sales of excess natural gas in storage in the first quarter 2016.

Capital expenditures increased in the first quarter 2017 compared with the same period in 2016 due primarily to the timing of maintenance projects.

EARNINGS CONFERENCE CALL AND WEBCAST:

ONEOK Partners and ONEOK executive management will conduct a joint conference call at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time) on May 3, 2017. The call also will be carried live on ONEOK Partners’ and ONEOK’s websites.

To participate in the telephone conference call, dial 800-210-9066, pass code 6861498, or log on to www.oneokpartners.com or www.oneok.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK Partners’ website, www.oneokpartners.com, and ONEOK’s website, www.oneok.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 6861498.

LINKS TO EARNINGS TABLES AND PRESENTATION:

Tables:
http://ir.oneokpartners.com/~/media/Files/O/OneOK-Partners-IR/financial-reports/2017/q1-3may2017-earnings-results-financial-news.pdf

Presentation:
http://ir.oneokpartners.com/~/media/Files/O/OneOK-Partners-IR/financial-reports/2017/q1-3may2017-earnings-results-presentation.pdf

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES:

ONEOK Partners has disclosed in this news release adjusted EBITDA, DCF, distributable cash flow to limited partners per limited partner unit and distribution coverage ratio, which are non-GAAP financial metrics, used to measure the partnership’s financial performance and are defined as follows:

•
Adjusted EBITDA is defined as net income adjusted for interest expense, net of capitalized interest, depreciation and amortization, impairment charges, income taxes and allowance for equity funds used during construction (equity AFUDC) and certain other noncash items;

•
DCF is defined as adjusted EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, excluding noncash impairment charges, adjusted for cash distributions received and certain other items;

•
Distributable cash flow to limited partners per limited partner unit is computed as DCF less distributions declared to the general partner in the period, divided by the weighted-average number of units outstanding in the period; and

•	Distribution coverage ratio is defined as distributable cash flow to limited partners per limited partner unit divided by the distribution declared per limited partner unit for the period.

The partnership believes the non-GAAP financial measures described above are useful to investors because they and similar measures are used by many companies in its industry to measure financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

Adjusted EBITDA, DCF, distributable cash flow to limited partners and distribution coverage ratio per limited partner unit should not be considered alternatives to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed in a given period, nor do they equate to available cash as defined in the partnership agreement. Reconciliations of adjusted EBITDA, distributable cash flow and distribution coverage ratio to net income are included in the tables.

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

ONEOK Partners, L.P. (pronounced ONE-OAK) (NYSE: OKS) is one of the largest publicly traded master limited partnerships in the United States and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent, Permian and Rocky Mountain regions with key market centers and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a pure-play publicly traded general partner, which owns 41.2 percent of the overall partnership interest, as of March 31, 2017.

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

This news release contains certain "forward-looking statements" within the meaning of federal securities laws. Words such as "anticipates", "believes," "expects", "intends", "plans", "projects", "will", "would", "should", "may", and similar expressions may be used to identify forward-looking statements. Forward-looking statements are not statements of historical fact and reflect ONEOK's and ONEOK Partners’ current views about future events. Such forward-looking statements include, but are not limited to, statements about the benefits of the proposed transaction involving ONEOK and ONEOK Partners, including future financial and operating results, ONEOK’s and ONEOK Partners’ plans, objectives, expectations and intentions, the expected timing of completion of the transaction, and other statements that are not historical facts, including future results of operations, projected cash flow and liquidity, business strategy, expected synergies or cost savings, and other plans and objectives for future operations. No assurances can be given that the forward-looking statements contained in this news release will occur as projected and actual results may differ materially from those projected. Forward-looking statements are based on current expectations, estimates and assumptions that involve a number of risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. These risks and uncertainties include, without limitation, the following:

•	the ability to obtain the requisite ONEOK stockholder and ONEOK Partners unitholder approvals relating to the proposed transaction;

•
the risk that ONEOK or ONEOK Partners may be unable to obtain governmental and regulatory approvals required for the proposed transaction, if any, or required governmental and regulatory approvals, if any, may delay the proposed transaction or result in the imposition of conditions that could cause the parties to abandon the proposed transaction;

•	the risk that a condition to closing of the proposed transaction may not be satisfied;

•	the timing to consummate the proposed transaction;

•	the risk that cost savings, tax benefits and any other synergies from the transaction may not be fully realized or may take longer to realize than expected;

•	disruption from the transaction may make it more difficult to maintain relationships with customers, employees or suppliers;

•	the possible diversion of management time on merger-related issues;

•	the impact and outcome of pending and future litigation, including litigation, if any, relating to the proposed transaction;

•	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers' desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;

•	difficulties or delays experienced by trucks, railroads or pipelines in delivering products to or from our terminals or pipelines;

•	changes in demand for the use of natural gas, NGLs and crude oil because of market conditions caused by concerns about climate change;

•	conflicts of interest between ONEOK and ONEOK Partners;

•
the impact of unforeseen changes in interest rates, debt and equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving any local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board, the Pipeline and Hazardous Materials Safety Administration (PHMSA), the U.S. Environmental Protection Agency (EPA) and the U.S. Commodity Futures Trading Commission (CFTC);

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the ability to market pipeline capacity on favorable terms, including the effects of:

•	future demand for and prices of natural gas, NGLs and crude oil;

•	competitive conditions in the overall energy market;

•	availability of supplies of Canadian and United States natural gas and crude oil; and

•	availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers' or shippers' facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•
the ability of management to execute its plans to meet its goals and other risks inherent in our businesses that are discussed in ONEOK's and ONEOK Partners’ most recent annual reports on Form 10-K, respectively, and in other ONEOK and ONEOK Partners reports on file with the Securities and Exchange Commission (the "SEC").

These reports are also available from the sources described below. Forward-looking statements are based on the estimates and opinions of management at the time the statements are made. Neither ONEOK nor ONEOK Partners undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in the most recent reports on Form 10-K and Form 10-Q and other documents of ONEOK and ONEOK Partners on file with the SEC. ONEOK's and ONEOK Partners’ SEC filings are available publicly on the SEC's website at www.sec.gov.

Additional Information And Where To Find It

This communication is not a solicitation of any vote, approval, or proxy from any ONEOK stockholder or ONEOK Partners unitholder. In connection with the proposed transaction, ONEOK filed with the Securities and Exchange Commission ("SEC") a registration statement on Form S-4, which includes a preliminary prospectus of ONEOK and a joint proxy statement of ONEOK and ONEOK Partners. These materials are not yet final and will be amended. Each of ONEOK and ONEOK Partners may also file other documents with the SEC regarding the proposed transaction. ONEOK and OKS will each mail the joint proxy statement/prospectus to their respective stockholders and unitholders. This document is not a substitute for any prospectus, proxy statement or any other document which ONEOK or ONEOK Partners may file with the SEC in connection with the proposed transaction. ONEOK and ONEOK Partners urge investors and their respective stockholders and unitholders to read the registration statement, including the preliminary joint proxy statement/prospectus that is a part of the registration statement, and the definitive joint proxy statement/prospectus, and other relevant materials filed and to be filed with the SEC regarding the proposed transaction when they become available, as well as other documents filed with the SEC, because they contain or will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction (when they become available), free of charge, at the SEC's website (www.sec.gov). You may also obtain these documents, free of charge, from ONEOK's website (www.oneok.com) under the tab "Investors" and then under the

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

heading "SEC Filings." You may also obtain these documents, free of charge, from ONEOK Partners’ website (www.oneokpartners.com) under the tab "Investors" and then under the heading "SEC Filings."

Participants In The Solicitation

ONEOK, ONEOK Partners and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from ONEOK stockholders and ONEOK Partners unitholders in favor of the proposed transaction and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of ONEOK stockholders and ONEOK Partners unitholders in connection with the proposed transaction are set forth in the preliminary joint proxy statement/prospectus filed with the SEC on March 7, 2017 and will be set forth in the definitive joint proxy statement/prospectus when it becomes available. You can find information about ONEOK's executive officers and directors in its definitive proxy statement filed with the SEC on April 6, 2017. You can find information about ONEOK Partners’ executive officers and directors in its annual report on Form 10-K filed with the SEC on February 28, 2017. Additional information about ONEOK's executive officers and directors and ONEOK Partners’ executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 and the other relevant materials to be filed with the SEC when they become available. You can obtain free copies of these documents from ONEOK and ONEOK Partners using the contact information above.

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

ONEOK Partners, L.P. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended
	March 31,
(Unaudited)	2017	2016
	(Thousands of dollars, except per unit amounts)
Revenues
Commodity sales	$2,216,717	$1,283,511
Services	532,356	490,434
Total revenues	2,749,073	1,773,945
Cost of sales and fuel (exclusive of items shown separately below)	2,143,843	1,195,738
Operations and maintenance	155,282	148,740
Depreciation and amortization	98,626	93,736
General taxes	26,892	21,640
(Gain) loss on sale of assets	7	(4,145)
Operating income	324,423	318,236
Equity in net earnings from investments	39,564	32,914
Allowance for equity funds used during construction	13	208
Other income	1,253	145
Other expense	(683)	(634)
Interest expense (net of capitalized interest of $1,441 and $2,887, respectively)	(90,707)	(92,555)
Income before income taxes	273,863	258,314
Income taxes	(3,837)	(2,028)
Net income	270,026	256,286
Less: Net income attributable to noncontrolling interests	905	2,769
Net income attributable to ONEOK Partners, L.P.	$269,121	$253,517
Limited partners’ interest in net income:
Net income attributable to ONEOK Partners, L.P.	$269,121	$253,517
General partner’s interest in net income	(105,920)	(105,608)
Limited partners’ interest in net income	$163,201	$147,909
Limited partners’ net income per unit, basic and diluted	$0.57	$0.52
Number of units used in computation (thousands)	285,826	285,826
Distributions declared per limited partner unit	$0.79	$0.79

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

ONEOK Partners, L.P. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
(Unaudited)	2017	2016
Assets	(Thousands of dollars)
Current assets
Cash and cash equivalents	$8,476	$406
Accounts receivable, net	734,780	872,310
Affiliate receivables	152	984
Natural gas and natural gas liquids in storage	193,339	140,034
Commodity imbalances	30,904	60,896
Materials and supplies	59,726	60,912
Other current assets	38,368	38,703
Total current assets	1,065,745	1,174,245
Property, plant and equipment
Property, plant and equipment	14,930,541	14,854,696
Accumulated depreciation and amortization	2,482,974	2,392,004
Net property, plant and equipment	12,447,567	12,462,692
Investments and other assets
Investments in unconsolidated affiliates	956,388	958,807
Goodwill and intangible assets	810,003	812,977
Other assets	62,232	60,626
Total investments and other assets	1,828,623	1,832,410
Total assets	$15,341,935	$15,469,347
Liabilities and equity
Current liabilities
Current maturities of long-term debt	$407,650	$407,650
Short-term borrowings	1,290,729	1,110,277
Accounts payable	691,736	862,436
Affiliate payables	22,685	68,233
Commodity imbalances	114,542	142,646
Accrued interest	72,240	87,130
Other current liabilities	94,949	146,004
Total current liabilities	2,694,531	2,824,376
Long-term debt, excluding current maturities	6,290,952	6,291,307
Deferred credits and other liabilities	193,797	175,844
Commitments and contingencies
Equity
ONEOK Partners, L.P. partners’ equity:
General partner	224,761	226,039
Common units: 212,837,980 units issued and outstanding at March 31, 2017, and December 31, 2016	4,774,781	4,821,397
Class B units: 72,988,252 units issued and outstanding at March 31, 2017, and December 31, 2016	1,117,842	1,133,828
Accumulated other comprehensive loss	(112,516)	(161,526)
Total ONEOK Partners, L.P. partners’ equity	6,004,868	6,019,738
Noncontrolling interests in consolidated subsidiaries	157,787	158,082
Total equity	6,162,655	6,177,820
Total liabilities and equity	$15,341,935	$15,469,347

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

ONEOK Partners, L.P. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended
	March 31,
(Unaudited)	2017	2016
	(Thousands of dollars)
Operating activities
Net income	$270,026	$256,286
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	98,626	93,736
Equity in net earnings from investments	(39,564)	(32,914)
Distributions received from unconsolidated affiliates	39,520	34,789
Deferred income taxes	3,035	2,254
Allowance for equity funds used during construction	(13)	(208)
(Gain) loss on sale of assets	7	(4,145)
Changes in assets and liabilities:
Accounts receivable	137,530	68,618
Affiliate receivables	832	4,406
Natural gas and natural gas liquids in storage	(53,305)	(27,991)
Accounts payable	(122,090)	(62,401)
Affiliate payables	(45,548)	(7,067)
Commodity imbalances, net	1,888	2,968
Accrued interest	(14,890)	(15,897)
Risk-management assets and liabilities	45,100	(24,691)
Other assets and liabilities, net	(40,848)	(21,490)
Cash provided by operating activities	280,306	266,253
Investing activities
Capital expenditures (less allowance for equity funds used during construction)	(112,584)	(195,896)
Contributions to unconsolidated affiliates	(4,422)	(158)
Distributions received from unconsolidated affiliates in excess of cumulative earnings	7,400	11,764
Proceeds from sale of assets	161	14,797
Cash used in investing activities	(109,445)	(169,493)
Financing activities
Cash distributions:
General and limited partners	(333,001)	(333,001)
Noncontrolling interests	(1,200)	(2,500)
Borrowing (repayment) of short-term borrowings, net	180,452	(101,773)
Issuance of long-term debt, net of discounts	—	1,000,000
Debt financing costs	—	(2,770)
Repayment of long-term debt	(1,912)	(651,913)
Other	(7,130)	—
Cash used in financing activities	(162,791)	(91,957)
Change in cash and cash equivalents	8,070	4,803
Cash and cash equivalents at beginning of period	406	5,079
Cash and cash equivalents at end of period	$8,476	$9,882

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

ONEOK Partners, L.P. and Subsidiaries
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2017	2016
	(Millions of dollars, except as noted)
Natural Gas Liquids
Operating costs	$78.7	$73.2
Depreciation and amortization	$41.1	$40.7
Equity in net earnings from investments	$13.7	$13.3
Adjusted EBITDA	$278.2	$270.2
NGLs transported-gathering lines (MBbl/d) (a)	764	751
NGLs fractionated (MBbl/d) (b)	574	550
NGLs transported-distribution lines (MBbl/d) (a)	550	474
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$0.03	$0.03
Capital expenditures	$20.5	$34.2
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.

Natural Gas Gathering and Processing
Operating costs	$71.8	$69.6
Depreciation and amortization	$45.0	$41.9
Equity in net earnings from investments	$2.6	$2.8
Adjusted EBITDA	$104.0	$100.0
Natural gas gathered (BBtu/d) (a)	1,985	2,128
Natural gas processed (BBtu/d) (a) (b)	1,863	1,948
NGL sales (MBbl/d) (a)	172	155
Residue natural gas sales (BBtu/d) (a)	793	941
Realized composite NGL net sales price ($/gallon) (a) (c) (d)	$0.19	$0.20
Realized condensate net sales price ($/Bbl) (a) (c) (e)	$32.32	$33.72
Realized residue natural gas net sales price ($/MMBtu) (a) (c) (e)	$2.38	$2.62
Average fee rate ($/MMBtu) (a)	$0.83	$0.68
Capital expenditures	$63.2	$141.5
(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes at company-owned and third-party facilities.
(c) - Includes the impact of hedging activities on our equity volumes.
(d) - Net of transportation and fractionation costs.
(e) - Net of transportation costs.

Natural Gas Pipelines
Operating costs	$31.8	$27.5
Depreciation and amortization	$12.5	$11.2
Equity in net earnings from investments	$23.2	$16.8
Adjusted EBITDA	$83.0	$74.3
Natural gas transportation capacity contracted (MDth/d) (a)	6,757	6,156
Transportation capacity subscribed (a)	97%	93%
Capital expenditures	$25.0	$17.9
(a) - Includes volumes for consolidated entities only.

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ONEOK Partners Announces Higher
First-quarter 2017 Financial Results

May 2, 2017

ONEOK Partners, L.P. and Subsidiaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
	Three Months Ended
	March 31,
(Unaudited)	2017	2016
	(Thousands of dollars, except per unit amounts)
Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow
Net income	$270,026	$256,286
Interest expense, net of capitalized interest	90,707	92,555
Depreciation and amortization	98,626	93,736
Income taxes	3,837	2,028
Other noncash items and equity AFUDC	958	(19)
Adjusted EBITDA	464,154	444,586
Interest expense, net of capitalized interest	(90,707)	(92,555)
Maintenance capital	(24,236)	(22,143)
Equity in net earnings from investments	(39,564)	(32,914)
Distributions received from unconsolidated affiliates	46,920	46,553
Other	(1,203)	4,034
Distributable cash flow	$355,364	$347,561
Distributions to general partner	(107,198)	(107,198)
Distributable cash flow to limited partners	$248,166	$240,363
Distributions declared per limited partner unit	$0.79	$0.79
Distribution coverage ratio	1.10	1.06
Number of units used in computation (thousands)	285,826	285,826

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